AMENDMENT AND RESTATEMENT OF AGREEMENT


      This document entered into this 2nd day of January 2001 constitutes an amendment of the Agreement dated August 12, 1952 between Salt Lake Tribune Publishing Company, a West Virginia corporation, and Deseret News Publishing Company, a Utah corporation, as amended by a certain Amendment Agreement dated June 1, 1982 entered into between KEARNS-TRIBUNE CORPORATION, a Utah corporation (successor to Salt Lake Tribune Publishing Company) and DESERET NEWS PUBLISHING COMPANY, a Utah corporation, and made effective January 1, 1983. The 1952 Agreement, as revised by the 1982 Amendment Agreement, is referred to herein as the "1982 JOA." This document also constitutes a restatement of the 1982 JOA, as amended, and is intended by the parties to define their current agreement, into which all prior agreements, amendments, understandings and interpretations related hereto are hereby merged and herein subsumed.

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                                     PARTIES

      The parties to this Amendment and Restatement of Agreement (herein "Agreement") ARE: A. KEARNS-TRIBUNE, LLC., a Delaware limited liability company (herein "K-T, LLC"), the successor by mergers and otherwise to Kearns-Tribune Corporation, thereby succeeding to ownership of THE SALT LAKE TRIBUNE, a daily newspaper. All of the member interests in K-T, LLC are owned by MediaNews Group, Inc., a Delaware corporation (herein "MNG'); and

      B. DESERET NEWS PUBLISHING COMPANY, a Utah corporation (herein "DNPC"), which owns and publishes the DESERET NEWS, a daily newspaper.


                                    RECITALS

      The parties hereto and their predecessors have, since 1952, been engaged in a joint newspaper operating arrangement for the purpose of providing, for the benefit of both parties and of the public they serve, an economical, efficient and practical method of printing and distributing daily newspapers, primarily in the State of Utah, through a common agency known as the Newspaper Agency Corporation ("NAC") created for that purpose.

      Each of the parties owns FIFTY (50) shares of the capital stock of the NAC, comprising all of the outstanding shares.

      Since the parties entered into the 1952 Agreement, the Congress of the United States declared in the Newspaper Preservation Act of 1970, Publ. L. 910353, 84 Stat. 467, Title 15, Chapter 43, U.S.C.A. (the "Newspaper Preservation Act") that it is in the public interest to maintain newspapers editorially and reportorially independent and competitive and to preserve the publication of newspapers where a joint newspaper operating arrangement has been

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entered into under circumstances of economic distress as experienced by the parties at the time the 1952 Agreement was entered into.

      The parties believe that (a) the policy of the United States has confirmed the wisdom of the parties in entering into the 1952 Agreement, under which the advantages of such joint newspaper operating arrangement and common agency have been enjoyed by the public and the parties hereto, (b) the newspapers published by the respective parties have continued to maintain their separate identities and the parties hereto have continued to retain direct and immediate control of their respective editorial and news departments, (c) there has not been any merger, combination or amalgamation of editorial or reportorial staffs, and (d) editorial policies have been independently determined and expressed.

      Certain clarifications concerning interpretation of the 1982 JOA, and certain amendments thereto, are mutually desired by the parties, and a full restatement of the agreements into one document will facilitate their understanding and administration.

      The parties, believing it is desirable both from their standpoint and in the interest of the public that such amendments, clarifications and restatement be made and the benefits thereof be provided and continued, therefore desire to amend, renew and restate their agreements as set forth herein.

      NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and the promises, covenants and agreements hereinafter set forth, the parties, based upon mutual trust and confidence in each other, agree to and hereby amend, renew and restate the 1982 JOA and further agree as follows:

                                    PREAMBLE

      The parties hereto declare and reaffirm as the principal objective of this Agreement their joint and several commitment to the survival and success of both

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the DESERET NEWS and THE SALT LAKE TRIBUNE as independent editorial voices, with the ultimate goal for each newspaper of achieving optimal household penetration and maximizing the circulation of each newspaper, while allowing both newspapers to reap the financial benefits and economies from the able management of a joint operating system.

      To achieve these objectives, and for the purpose of serving the operational needs and objectives of both newspapers, the parties have created the Newspaper Agency Corporation as their joint agent.

      All provisions of this Agreement, separately and cumulatively, and notwithstanding any other inference that may be drawn from its wording, shall be interpreted and applied in a manner consistent with the objectives and purposes set forth in this Preamble.

                  EFFECTIVE DATE - This Joint Operating Agreement was entered into initially on August 12,1952 and has been amended by an Amendment Agreement dated June 1, 1982, which had an effective date of January 1, 1983. All modifications thereof as set forth in this Agreement shall become effective as of January 2, 2001.

                  THE NAC - DNPC and the predecessor of K-T, LLC have heretofore caused the NAC to be created pursuant to the laws of the State of Utah for the purposes set forth in its Articles of Incorporation. The NAC shall continue in existence and shall continue to perform all of the functions it has heretofore provided to both newspapers under the 1982 JOA.

            2.01 OWNERSHIP OF THE NAC - The capital stock of the NAC is owned 50% by DNPC and 50% by K-T, LLC. The parties hereto shall continue the operations of the NAC and shall not assign, sell, transfer, mortgage, pledge or otherwise dispose of said stock in the NAC, nor voluntarily permit alienation of any interest therein by any means, including a sale or merger involving the owning entity, during the term of this Agreement

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      or any renewal or extension thereof, without written approval of the other party; provided however, that such restriction shall not limit the right of the owning entity of either party to pledge, and/or otherwise grant security interests in stock or equity interests of such owning entity to secure any indebtedness now or hereafter incurred by either party nor shall such restrictions in any manner affect the enforcement of such security interests. Such restriction shall be printed on the face of all stock certificates of the NAC heretofore or hereafter issued or reissued, and shall be strictly enforced.

            2.02 THE BOARD OF DIRECTORS OF THE NAC - The Board of Directors of the NAC shall govern the NAC and shall exercise all of the usual and customary duties of such a governing board. The Board of Directors of the NAC shall consist of four (4) members who shall be elected at each annual meeting of the stockholders (the first of which shall be held simultaneously with the execution of this Agreement, and, subsequent thereto, shall be held on the second Monday of each December commencing in 2001, at the offices of the NAC, unless the Board shall determine otherwise) to serve until the next annual meeting of stockholders and until their successors are elected in their stead. Two (2) members of the four-member Board of Directors shall be the Chairman and the President of DNPC (unless one person shall simultaneously hold both offices of DNPC, in which case the two DNPC Board members shall be the Chairman of DNPC and such other senior officer of DNPC as the Chairman of DNPC shall designate) and the other two (2) members shall be the Chairman and the President of K-T, LLC (unless one person shall simultaneously hold both offices of K-T, LLC, in which case the two K-T, LLC Board members shall be the Chairman of K-T, LLC and such other senior officer of K-T, LLC as the Chairman of K-T, LLC shall designate). The parties agree to vote their stock to elect the

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      directors so specified. The parties further agree that at the first annual meeting of stockholders following the effective date of this Amendment and Restatement and at each annual stockholder meeting thereafter held to elect directors, this same procedure for electing directors shall be followed.

            If the four-member Board of Directors shall become deadlocked with respect to any matter to be acted upon by it, and if after negotiating reasonably and in good faith for a period of not more than five (5) business days (or such longer period as the parties may mutually agree upon) the parties are unable to resolve such deadlock, the President of the NAC shall be empowered to break such deadlock, provided such deadlock does not relate to a Reserved Matter (as hereinafter defined). If the President is called upon to break such a deadlock, he or she shall be bound to apply all the provisions of this Agreement and shall specifically be bound by its Preamble. If such deadlock relates to a Reserved Matter, such deadlock shall be resolved in the manner specified in Section 26 hereof.

            For the purposes of this Agreement, Reserved Matters shall include the exercise of any material right of either or both of the parties, including but not limited to: (a) declaring or otherwise causing a distribution to either party of any of the earnings or other assets of the NAC, except as otherwise expressly provided in this Agreement; (b) approving or amending the NAC's Annual Plan (as hereinafter defined); (c) changing the financial accounting or tax principles utilized by the NAC, except as otherwise required by law or governmental authority; (d) committing or causing the NAC to make aggregate capital expenditures in any fiscal year exceeding by $250,000 such amounts as are specified therefor in the capital budget section of the then applicable NAC Annual Plan; (e) except in the ordinary course of the NAC's business, committing

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      or causing NAC to enter into any contract or transaction requiring annual expenditures by the NAC exceeding by $250,000 or more such amounts as are specified therefor in the operations budget section of the then applicable NAC Annual Plan; (f) employing the services of, or entering into any transaction with, either party, or any affiliate thereof, directly or indirectly, except upon standard commercial terms; (g) lending or contributing to the capital of any other person any funds of the NAC, except for trade accounts receivable and/or customary employee advances;
      (h) unless specified or authorized in the then applicable NAC Annual Plan, encumbering any assets of the NAC, borrowing any funds, or entering into any equipment leases or purchase money financings in excess of an aggregate amount of $250,000 per fiscal year; (i) instituting any bankruptcy or insolvency proceeding or assigning any assets of the NAC for the benefit of its creditors; (j) instituting, settling, or compromising any lawsuit or claim on behalf of the NAC where the amount in controversy exceeds $250,000; and (k) any matter requiring interpretation or construction of any provision of this Agreement or the intended meaning or application thereof, or any matter having substantial financial impact upon one or both parties hereto or upon their rights to participate in matters relating to the governance of the NAC.

            The NAC Annual Plan shall consist of an (a) operating budget section and (b) a capital budget section. The NAC's Annual Plan shall be approved annually by the Board of Directors concurrently with each annual shareholders meeting, inclusive of the annual meeting to be held concurrently with the execution of this Agreement, or as soon thereafter as may be practical. Once approved, it shall be subject to revision from time to time as the Board of Directors may determine.

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            If a vacancy occurs in the Board of Directors, the nomination for replacement shall be made by the party hereto which nominated the director whose position is to be filled. In the event that the Board of Directors shall be entitled to act under the Articles of Incorporation and By-Laws of the NAC or under the laws of the State of Utah to fill any vacancy occurring in the Board of Directors, the parties hereto agree that they will ask the remaining directors so entitled to act, to nominate and elect such person as is named by the party hereto which nominated the director whose position is to be filled. In the event the Board of Directors should fail to comply with such request, the parties agree that they will immediately call a special meeting of the stockholders for the purpose of electing, in accordance with the procedure herein set forth for the election of directors at meetings of the shareholders, a director to fill such vacancy or to remove or re-elect any or all members of the Board of Directors, as they may mutually choose

            2.03 CHAIRMAN AND VICE-CHAIRMAN OF NAC BOARD - The NAC Board of Directors shall have a Chairman and a Vice-chairman. The Chairman shall preside over and conduct meetings of the Board. If the Chairman is not present at a meeting of the Board, or is present and so directs, the Vice-chairman shall preside over and conduct meetings of the Board. The Vice-chairman shall automatically succeed to all duties of the Chairman in the event of the Chairman's unavailability or disability, until another Chairman is duly appointed.

            K-T, LLC shall have the right to appoint the Chairman during the first four (4) years commencing with the effective date of this Agreement. Thereafter, DNPC shall have the right to appoint the Chairman for the ensuing four (4) years, whereupon the right to appoint the Chairman shall revert to K-T, LLC and shall alternate with DNPC for ensuing four year

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      terms; provided, however, that if William Dean Singleton is initially appointed by K-T, LLC as the Chairman, he personally shall be permitted to serve in such capacity beyond expiration of the four year term so long as he desires and is ready, willing and able so to serve. If the service of William Dean Singleton as Chairman extends beyond the initial four year term, then the alternating right to appoint the Chairman shall shift to DNPC and commence to be calculated as of the time William Dean Singleton ceases to act in his capacity as Chairman. During the time a Chairman serves, the right to appoint the Vice-chairman shall be exercised by the party hereto that did not appoint the Chairman.

            2.04 NAC OFFICERS - The officers of the NAC shall consist of a President, a Vice-president, a Secretary and a Treasurer. Upon the execution of this Agreement and in connection with each subsequent annual meeting of the stockholders of the NAC, the President of the NAC shall be selected as follows: K-T, LLC shall recommend to the Board, for its approval or rejection, in its absolute discretion, K-T, LLC's preferred candidate for President of the NAC. If such candidate is rejected by the Board, K-T, LLC shall then recommend a second preferred candidate for President, which the Board may again approve or reject in its absolute discretion. If either of the foregoing candidates proposed by K-T, LLC is approved by the Board, such candidate shall serve as President until the next annual meeting of stockholders, unless sooner removed as hereinafter provided. If both such candidates are rejected by the Board, K-T, LLC shall thereupon be solely empowered to designate the person who shall then serve as President (which person shall be someone who the Board has not

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      previously declined to approve as President), which person shall then serve as President until the next annual meeting of stockholders, or until sooner removed as hereinafter provided.

            Any person selected to serve as President of the NAC in accordance with the foregoing procedures shall at any time during his or her term as President be subject to removal, with or without cause, upon the affirmative vote of two or more members of the Board of Directors. Upon the removal of any person as President, K-T, LLC and the Board shall promptly commence to select a successor President, in accordance with the same selection procedures hereinbefore set forth.

            The President shall report directly to the Board, and upon being selected as President shall recommend to the Board the persons to serve as Vice-President, Secretary and Treasurer, whose appointments and the terms and conditions thereof shall be determined by the Board. No person appointed as an Officer of the NAC shall have separate connections with or loyalties to the DESERET NEWS or THE SALT LAKE TRIBUNE unless otherwise mutually approved by DNPC and K-T, LLC, which approval may be withdrawn at anytime. The President shall operate the NAC fairly with equal treatment for both newspapers. Except to the extent otherwise herein provided, the powers and duties of the President, Vice-president, Secretary and Treasurer shall be as provided in the Utah Business Corporation Act, and as from time to time may be provided in the NAC By-Laws. As approved by the NAC Board of Directors, other persons may be given the working title of Vice President without such persons becoming officers of the NAC.

            2.05 DUTIES OF PRESIDENT AND OTHER OFFICERS - The President shall conduct the normal business of the NAC pursuant to the terms of this

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      Agreement as a stand-alone venture of the owners. Subject to legal and contractual obligations, the President shall select qualified managers, executives and personnel, and shall supervise the facilities and equipment used by the NAC, its operating systems and procedures, with respect to advertising, circulation, production, finance and personnel, and shall fulfill these duties in accordance with the NAC's applicable Annual Plan. The President and the other officers of the NAC shall at all times act independently and disinterestedly as between DNPC and K-T, LLC and in the best interest of the NAC, consistent with the Preamble to this Agreement. All compensation to the President shall be determined by the Board and paid exclusively by the NAC. The President shall report directly to the Board of Directors of the NAC and shall manage the business and affairs of the NAC under the direction and authority of its Board of Directors.

            2.06 NAC EXECUTIVE COMMITTEE - The Executive Committee of the NAC shall be comprised of the President of the NAC, one member of the Board designated by K-T, LLC and one member of the Board designated by DNPC. The Executive Committee shall have the right, under chairmanship of the President, to oversee the operations and performance of the NAC in accordance with guidelines established by the Board of Directors, to take emergency action as required, and to propose to the Board policies and other matters on which Board action is appropriately required. The Executive Committee shall meet weekly or as often as necessary, in person or by telephone, unless otherwise directed by the NAC Board of Directors. If one or more members of the Executive Committee shall be unable to attend an Executive Committee meeting, he or she may designate someone, upon notice to the other members, to attend in his or her stead.


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      3. PUBLISHING SCHEDULES - The DESERET NEWS currently publishes weekday evening editions Monday through Friday between 7 a.m. and 7 p.m. and Saturday and Sunday morning editions between 7 p.m. and 7 a.m. Currently, the Saturday publication carries the present tabloid LDS Church News Section, which the DESERET NEWS may elect to publish weekly on any day it may select. THE SALT LAKE TRIBUNE publishes morning editions Monday through Sunday between 7 p.m. and 7 a.m.

      The DESERET NEWS has the right to publish in the morning field of publication Monday through Sunday in accordance with the following provisions:

            DNPC shall determine, in its sole discretion, the cycles of delivery of the DESERET NEWS (e.g., a.m., p.m., or both).

            If both the DESERET NEWS and the TRIBUNE are printed in the same time frame, news deadlines and printing times shall be determined in a manner fair to both newspapers, and distribution and delivery of both papers shall be accomplished by the NAC through joint use of trucks and carriers wherever practical. All reasonable operational efforts shall be made to facilitate and smooth the entry by DESERET NEWS into the morning field of publication and to utilize potential economies.

            DNPC shall pay to the NAC the actual net amount of any identifiable increased out-of-pocket costs actually incurred by changes in the times of delivery of the DESERET NEWS (hereinafter, "Incremental Costs"). Such costs shall be calculated in the most conservative manner which shall reasonably be determined to be appropriate by the NAC's independent auditors and shall not include losses attributable to any diminished circulation, decreased advertising revenues, or intangible costs, except as may otherwise expressly be provided in this Agreement. If an additional

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      press and/or other directly related capital items (excluding real property, buildings and related improvements) as are initially required to accommodate entry of the DESERET NEWS in the morning field, they shall be purchased and owned by DNPC, but the cost of their operation and maintenance (other than Incremental Costs which shall be paid solely by DNPC, as hereinbefore provided) shall be home by the NAC as with all other normal operating expenses.

      4. DIVISION OF EARNINGS AND LOSSES - NAC shall apportion to DNPC and K-T, LLC, in percentages hereinafter set forth, the net income or the net loss of its agency operations hereunder. Each month all receipts and income collected from its agency newspaper operations as herein provided (except for One-sided Advertising as hereafter set forth), after the payment of operating expenses and other proper expenditures, and retaining such part of said net income as may reasonably be required as working capital for its near-term future operations as recommended by the President and approved by the Board, shall be distributed to the parties hereto in percentages as follows: fifty-eight percent (58%) to K-T, LLC and forty-two percent (42%) to DNPC. Where one of the newspapers determines as a matter of editorial policy not to carry certain classifications of advertising or certain particular advertisements, all receipts and income collected from such advertising (hereinafter "One-sided Advertising") shall be distributed to the party in whose newspaper the advertisements are run, after payment of related operating expenses as measured by the NAC's production costs; provided, however that if advertising is in fact carried in a newspaper, the newspaper carrying such advertising shall be entitled to participate in the revenues derived therefrom regardless of whether it has a general policy of refusing the advertising in question.

      Charges to either party for Extra Editorial Pages (as defined in Section
6.05 hereof), for One-sided Advertising and/or for promotional advertising space

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which promotes only the DESERET NEWS or only the TRIBUNE, or which seeks to build community goodwill or to promote charities, community groups or activities solely supported by only one of the parties, shall be based upon the NAC's actual incremental costs of material and labor therefor, as reflected in the operating budget sections of the applicable NAC Annual Plan. Such costs shall be subject to a quarterly adjustment to reflect fluctuations in actual newsprint or other costs from the estimated newsprint costs and other estimated costs reflected in the applicable NAC Annual Plan.

      Notwithstanding the foregoing, the Board of Directors of the NAC from time to time shall establish a schedule for production of each of the daily newspapers which imposes reasonable duties on each of the parties to cooperate in meeting page flow, press starts and other production deadlines. If for any reason DNPC or K-T, LLC fails to adhere to said schedule within designated tolerances, such failing party may be assessed a late charge according to a schedule of production costs computed using the NAC's accounting methods. Such charge shall be subject to approval by the NAC Board of Directors.

      5. LIMITATIONS ON ACTIVITIES - Neither party shall engage in any activity which, in the opinion of counsel satisfactory to both of them, would jeopardize the exemption of this Agreement and the parties' joint operating arrangement under the Newspaper Preservation Act.

      Neither party shall have the right to utilize the services or facilities of the NAC for any other newspaper publication published by either party without the prior written consent of the other party, and without the entire cost of such services and/or facilities being allocated to the party utilizing them.

      Except as provided in this Agreement, neither party hereto shall publish any newspaper in the State of Utah so long as this Agreement shall remain in force, except as a given area shall be designated in writing by one party to this Agreement as being outside the then existing primary and secondary market

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areas of either newspaper (i.e., the Newspaper Designated Market and Retail
Trading Zone, as defined by the Audit Bureau of Circulation) and the other party does not object in writing within sixty (60) days from the receipt of such designation. No such objection shall be made unreasonably, and such objections must be based on the following criteria: the NAC's market penetration in the designated area, such area's importance to the NAC's advertisers, and all other criteria then relevant to a proper determination that such an objection constitutes a necessary and ancillary restraint to this Agreement under the antitrust laws. The restrictions hereinbefore set forth shall not, however, apply (a) to the PARK RECORD or any other newspaper now published in Summit County, Utah by the PARK RECORD, its owner, Diversified Suburban Newspapers, Inc., a Delaware corporation, or its successors in interest ("DSNI"), or (b) any newspaper or other publication now or hereafter published by any entity, including, but not limited to DSNI, of which less than fifty percent (50%) of the stock or other equity is owned by William Dean Singleton, his family and/or trusts for their benefit.

      DNPC may, on its own, use the NAC services and facilities to publish for distribution outside the State of Utah (or elsewhere outside the primary market area when designated without objection pursuant to this paragraph) a national or international edition or section of the DESERET NEWS. This edition or section may contain advertising at rates and with guidelines and advertising and editorial ratios as may be determined by DNPC's management. DNPC shall pay to the NAC the actual amount of increased out-of-pocket costs actually incurred for this special edition and shall receive the revenues for advertising published in said national or international edition for distribution outside the state of Utah.

      6. GENERAL RELATIONS AND DUTIES OF THE NAC - The sole purpose and function of the NAC shall be to act as agent of the parties hereto in the printing,

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advertising, solicitation and distribution functions of their respective newspapers, and doing such other things as are herein specified, the cost of which shall be paid out of the moneys collected by the NAC as herein provided. The NAC shall have no earnings and declare no dividends, except that the NAC shall continue to retain 3.5% of its net profits before taxes as a commission, in keeping with requirements of the Internal Revenue Service, which amounts shall be distributed to the parties from time to time based upon their respective percentage of earnings allocation when the commission was charged.

            6.01 MANAGEMENT - Management and control of the business of the NAC shall be and remain in its Board of Directors. Except as specifically provided in this Agreement, neither the officers, directors or employees of either of the parties hereto shall undertake or assume the direction or control of any of the executive officers or employees of the NAC in the performance of their duties and obligations hereunder.

            6.02 NAC AS AGENT - All contracts made by the NAC shall be made in the capacity of agent of the parties hereto and its activities and powers shall be confined entirely to such agency. No provision contained herein or in the articles of incorporation or by-laws of the NAC shall be construed as permitting it to act other than as agent of the parties hereto, as herein provided, during the term of this Agreement and any renewal or extension thereof.

            6.03 NAC DUTIES - The parties hereto shall make available for the use of the NAC, as their agent, all records, office equipment and other facilities necessary to enable the NAC to carry into effect the purposes, objects, terms and conditions of this agreement. The NAC shall, as agent,
      (a) continue to perform all of the functions and provide all of the services it has heretofore performed and provided under the 1982 JOA;

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      (b) implement the NAC's Annual Plan, (c) solicit, distribute and promote the business of the papers, and do all billing for advertising, circulation and other charges on behalf of the parties hereto; (d) receive and collect all receipts and income from the publication of the newspapers of the parties hereto; (e) pay all operating expenses incident to the printing, of the sale of advertising and subscriptions for, of the promotion and distribution of said newspapers, excepting the news and editorial departments thereof and other functions performed separately by the parties (E.G., internal accounting, etc.), and excluding salaries of the executives of the parties hereto; (f) prepare balance sheets and statements of income, cash flow and owners' equity on a monthly basis. Such statements shall be prepared on a consistent basis and in accordance with generally accepted accounting principles; (g) keep complete books of account and records of operations and costs, all of which books and records shall be accessible at all times to the parties hereto; (h) prepare and deliver all necessary reports to governmental agencies; (i) promote the advertising in and circulation of both newspapers consistent with provisions of the Preamble to this Agreement; and (j) integrate the operations as much as is prudent and businesslike in order to effect all practical economies.

            6.04 SUBSCRIPTION RATES/ADVERTISING - The NAC shall have the right to set and establish the respective advertising and subscription rates for the DESERET NEWS and the TRIBUNE from time to time; provided, however, that circulation rates shall be established in such a manner so as not to constitute a detriment to either of the newspapers with respect to the other or to provide a benefit for either of the newspapers with respect to the other. Notwithstanding the foregoing, if the entry of the DESERET NEWS into the morning field causes a significant decline in the circulation of

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      the DESERET NEWS or the TRIBUNE, then special, promotional circulation rates may be established for the DESERET NEWS or the TRIBUNE for so long as may be appropriate to offset such decline, if requested by DNPC or K-T, LLC, as appropriate. Whenever the advertising linage of the DESERET NEWS acceptable to it is 85% or less than that of the TRIBUNE, the NAC shall restructure the rate card within any legal and economic restraints to again make buying the DESERET NEWS space along with that of the TRIBUNE as attractive as possible. The classified advertising section shall be identical in each newspaper, except where one of the newspapers refuses to accept certain classifications of advertising or certain particular advertisements, as provided herein (i.e., One-sided Advertising), or except when the advertisers elect to advertise in only one newspaper.

      Unless the parties agree otherwise, each newspaper's classified advertising section shall carry the separate folio of the newspaper in which it appears.

            6.05 NEWSHOLE ALLOCATIONS - Newshole Allocations - During the term of this agreement, the NAC shall establish the size of each day's edition of the newspapers, and allot to the DESERET NEWS the same percentage ratio newshole as the Tribune, based on the amount of run of press ("ROP") paid advertising space appearing in each newspaper. The average weekly ratio of newshole to advertising space shall be determined annually in the NAC's Annual Plan, provided that in no case shall the amount of space allotted for editorial matter in any single edition be less than ninety-three (93) columns (fifteen and one-half pages), unless otherwise approved by the Board of Directors. If either newspaper requires more editorial space than the amount allotted by NAC in any given week ("Extra Editorial Pages"),

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      the cost of such extra pages beyond the newshole established by the NAC shall be charged to the party requiring the extra pages in the manner described in Section 4 hereof.

            6.06 WORKING CAPITAL - The parties hereto shall from time to time, upon request of the President and upon the approval of the Board of Directors, provide additional working capital to the NAC in the ratio of their respective percentages of earnings and losses (i.e., 58% - 42%) as set forth in Section 4 hereof, as such amounts may be required to enable the NAC to carry on and perform its duties hereunder. If either party shall fail to provide its required share of additional working capital when due, the other party may elect to provide such share, as an advance on the defaulting party's behalf, which advance shall bear interest at the prime lending rate charged by the Bank of New York until repaid, and which advance shall be repaid in full before the party failing to provide its required share of working capital shall be entitled to receive further distributions of profits of the NAC pursuant to Section 4 hereof.

            6.07 EMPLOYEES - The NAC shall contract with, employ and pay all employees necessary to its operation as provided herein, and shall make contracts in connection with such employment of labor and with independent contractors for the furnishing of labor as may be required; provided, however, that the NAC shall have no role or involvement whatsoever with employment in connection with the operations of the editorial and news departments of the parties hereto.

            6.08 AUDITS - An annual audit of the business of the NAC shall be made by an independent certified public accountant or firm of certified public accountants selected by the Board of Directors, and copies of the reports issued with respect to such audits shall be furnished to each of the parties hereto.

            6.09 AGENCY STATUS - The NAC shall be only an agent and shall act only in an agency capacity for the parties hereto in its operations hereunder, and there is not and shall not be any partnership or joint adventure between the parties hereto or between either of the parties hereto and the NAC.

            6.10 ACCOUNTS TO BE PAID - Except as herein otherwise provided, the NAC shall pay only such accounts as shall have been incurred by it as such agent. Accounts and operating expenses to be paid by the NAC shall include taxes lawfully levied against it and employee expenses, including social security, worker compensation, health and welfare benefit costs and any other taxes levied with respect to its employees, and reasonable compensation for legal and auditing expenses.

            6.11 LIBEL ACTIONS - Any expense arising out of claims for libel or alleged libel, and any judgment (including attorney fees) in connection therewith, shall be borne and paid by the party hereto in whose newspaper the libel or alleged libel is published.

            6.12 NEWSPRINT - The parties hereto will use their buying power relationships to enable the NAC to purchase newsprint at the lowest possible price, without markup. In the event a newsprint shortage necessitates reduction in number of pages of the TRIBUNE and the DESERET NEWS, they shall be reduced equally in number.

            6.13 TRADEMARKS, ETC. - Neither party hereto shall in any manner represent or claim that it has any ownership interest in any trademarks, trade names, service marks and copyrights held by the other party and each party acknowledges that any use by it or by the NAC hereunder of any trademarks, trade names, service marks and copyrights held by the other party shall not create in its or in the NAC's favor any right, title or interest in or to the same.

            6.14 WEB WIDTH - The parties agree that as soon after the effective date of this Agreement as the Board of Directors of the NAC shall deem it practical, the web width of both newspapers shall, at the expense of the NAC, be converted to fifty inches (50").

      7. EQUIPMENT FURNISHED TO THE NAC - The parties hereto shall furnish and place at the disposal of the NAC, for its exclusive use, such real property and such machinery, equipment, tools and supplies as shall be required by it, all of the same to be used, kept in repair and, as approved by the NAC's Board of Directors, added to, maintained and replaced by the NAC when necessary. All such real property and equipment made available to the NAC for its operations hereunder which is currently owned by the parties as tenants in common, and all additions to and replacements of such equipment, shall continue to be owned by the parties hereto as tenants in common, in accordance with their respective interests as provided herein, and appropriate book records thereof shall be kept by the NAC. Except as may otherwise be expressly provided herein, any additional equipment or real property owned exclusively by one of the parties, but made available to the NAC for the use and/or benefit of both parties, at their joint request, shall be leased to the NAC at a fair market rental rate to be approved by the Board of Directors of the NAC. All equipment made available to the NAC by the parties, including additions thereto, may be sold or exchanged by the NAC; provided, however, that no part of said physical equipment shall be sold or exchanged except with approval of the NAC's Board of Directors and after full compliance with the terms and provisions of any and all contracts and obligations of the parties hereto applicable to such equipment. In the event of sale of equipment furnished to the NAC by the parties hereto or acquired by the NAC as provided herein, the NAC shall pay the proceeds of any such sale to the parties hereto in accordance with their respective ownership interests at the time the equipment was acquired or procured.

      Title to all real property, machinery, equipment and other property used by the NAC hereunder shall, except as otherwise expressly herein provided, be in the parties hereto as tenants in common, in accordance with their respective interests, as provided herein, and shall at no time be in the NAC. But the NAC shall, out of the funds received by it as such agent, pay for all necessary repairs thereof, all taxes levied and assessed thereon, fire and other customary insurance on equipment and buildings and in connection with the use thereof, and shall pay a reasonable rental on building quarters occupied by it.

      8. INDEPENDENT EDITORIAL AND NEWS DEPARTMENTS AND ADVERTISING POLICIES - Each of the parties hereto retains unto itself complete and exclusive control of its news and editorial departments and policies, together with its editorial contracts, conduct and contents, and the selection of its editors and news and editorial department employees. There shall be no merger, combination or amalgamation of editorial or reportorial staffs, and editorial policies shall be independently determined. All expenses of the news and editorial department of each of the parties hereto, including wire and photo services, salaries, compensation, rentals to or for correspondents and bureaus, features and feature services, graphics, internet content, office equipment and supplies, and all other expenses directly attributable to their respective news and editorial departments shall be paid by the respective parties hereto and not by the NAC.

      Both parties shall have unlimited discretion to contract with a third party to exercise the newspaper's independent editorial and newsroom rights of expression, and without limiting the foregoing, both parties expressly acknowledge the validity of the delegation made to Salt Lake Tribune Publishing Company pursuant to its July 31, 1997 Management Agreement with K-T, LLC, for the remainder of the current term of that agreement (subject to Salt Lake Tribune Publishing Company's faithful performance throughout such period of the responsibilities delegated to it), of K-T, LLC's independent rights and responsibilities relative to the Tribune's reporting and editorial functions, but all other rights under this Agreement shall be personal and non-delegable, except as otherwise expressly provided in Section 21 hereof.

      Each party hereto retains unto itself complete and exclusive control of its advertising acceptance policies and the content of the advertising to appear in the respective newspaper edited by it. The NAC shall use its best efforts to transfer unacceptable advertising from a feature section to a main section of the newspaper that edits the section and elects to publish such advertising, so long as the advertiser agrees and it is mechanically feasible.

      Any claims of third parties, cost or expense arising from excluding advertising from one of the two newspapers, shall be borne by the party whose policies exclude the same. Any such claims, cost or expense arising from the inclusion of the advertising in one newspaper, when such advertising has been excluded from the other newspaper due to its advertising policies, shall be borne by the publishing newspaper.

      9. CIRCULATION PROMOTIONS - To implement provisions of the Preamble to this Agreement, the NAC will devote sufficient funds and efforts to expand marketing, promotion and advertising for the purpose of increasing circulation of both newspapers. Expenditures for these efforts, including geographic expansion, shall be weighted in favor of the newspaper with less overall circulation and will include the cost of special temporary promotions, subscription rates, and single copy prices necessary to avoid any diminution in the circulation of either or both newspapers as a consequence of the DESERET NEWS entering the morning field of publication.

      The NAC will support expanded geographic distribution for the DESERET NEWS (and, if desired by K-T, LLC, for the TRIBUNE) into other key markets outside the primary and secondary market areas (as hereinbefore defined) currently served by either newspaper, whenever practical; provided, however, that if such expansion is undertaken for only one of the newspapers at its request and such expansion occasions any incremental cost to the NAC, the party requesting such expansion shall be charged for such cost and provided further such party shall be entitled to receive all of the circulation revenue received by the NAC from such expanded circulation.

      All advertising and promotion of both newspapers shall be done by the NAC, except that DNPC shall be free to spend whatever it wishes in additional sales promotion of the DESERET NEWS through the NAC or independently, provided such expenditures by DNPC shall be coordinated with the NAC's efforts.

      10. OWNERSHIP OF K-T, LLC - The parties confirm that this Agreement creates a special relationship between them that must be honored and preserved. It is therefore agreed that the present ownership of K-T, LLC (i.e., one hundred percent owned by MediaNews Group, Inc.) shall not be changed without written consent of DNPC, which shall not be unreasonably withheld; provided, however, that DNPC shall have the unrestricted discretionary right to withhold its consent if any sale, transfer or conveyance in one or more transactions would result in more than 49% of the ownership of K-T, LLC being held by any entity or entities other than MNG or if any such owner or owners of minority interest in K-T, LLC, individually or collectively, would have the right to manage or participate in management of K-T, LLC or compel it to take or forbear any action with respect to this Agreement or management of the NAC.

      11. TERM AND RENEWALS - This Agreement shall continue until and through the thirty-first day of December, 2020 unless sooner terminated as provided in
Section 12 hereof. This Agreement shall automatically renew for succeeding renewal periods of five (5) years each, unless either party shall notify the other in writing at least two (2) years prior to the end of the then current term that it elects to terminate the Agreement at the end of the then current term; provided further, anything to the contrary in this paragraph notwithstanding, DNPC shall have the option to extend the initial term of this Agreement for successive additional terms of ten (10) years by notifying K-T, LLC of its election to do so at least two (2) years prior to the end of the current term or of any extended term.

      12. OPTIONAL TERMINATION - Either party hereto shall have the option to terminate this Agreement at any time upon the happening of any one or more of the following events:

            12.01 Performance of this Agreement by either or both parties involves a violation of law or of governmental order or decree; or

            12.02 Change or modification is made in the scope or applicability of the exemption available under the Newspaper Preservation Act which prevents the performance of this Agreement according to its terms; or

            12.03 As a result of any changes in the Constitution of any state or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by either or both parties in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement; or

            12.04 Because of the bankruptcy or insolvency of a party, there has been or is likely to be an involuntary alienation of any of the capital stock of the NAC owned by such party.

      To exercise such option, the party seeking to terminate this Agreement shall give written notice to the other party within fifteen (15) days following the occurrence of the event upon which termination is to be made describing such event, except that no such termination shall be effective until the expiration of twelve (12) months after giving such written notice wherever it is legally possible, unless such delay in termination would substantially prejudice either or both parties.

      13. RIGHTS OF PARTIES ON TERMINATION - On termination of this Agreement by expiration or otherwise, the parties hereto shall meet and endeavor to work out a just and equitable plan for discontinuing the operation of their newspapers by the NAC, and each shall assume the full operation of its respective newspaper from the NAC at the earliest legally mandated practicable date, subject to the provisions of the preceding sentence of this Agreement. It is understood that until the physical properties, real and personal, owned by the parties hereto and made available to NAC for the printing and distribution of their newspapers, are properly segregated or divided so that each of the parties hereto can print and circulate its paper with its own equipment (and in no event for a period of availability, if desired by either party, less than three years from the date of termination), such equipment and real property so owned by them in common and which may be necessary for the continued printing and circulation of their two newspapers shall continue to be available to both parties, in an equitable manner, to the extent legally permissible, to the end that there be no break in the continued publication and circulation of their respective newspapers. Either party may, by mutual agreement, acquire the plant and equipment interests of the other party, but neither party shall be compelled to purchase or sell such asset interests to the other except as provided in a mutually agreed plan of distribution. Upon termination of this Agreement, both parties shall be given full access to all circulation, subscriber and single copy distribution lists, advertising account records, and market research data relating to both newspapers.

      The NAC shall be dissolved as soon as practicable, and the cost and expense thereof paid from such funds as the NAC may have on hand, and, if insufficient, the deficiency shall be funded by the parties hereto in the same proportion to which they are entitled to participate in the earnings of the NAC at the time of dissolution. Accounts or obligations incurred by the NAC prior to or in connection with such dissolution and any of its then outstanding commitments shall be paid or provided for out of funds it may have on hand and, if such funds are insufficient, shall be paid or provided for by the parties in the same proportion to which they are entitled to participate in the earnings of the NAC at the time of dissolution. Property other than cash and accounts receivable which may be in the custody of the NAC, shall be delivered to the parties herein in accordance with their respective interests therein. Any remaining cash on hand with the NAC that is not needed for the payment of accounts or obligations, as aforesaid, or required to be set aside for liquidation or commitments, together with notes and accounts receivable, shall be delivered to the parties hereto in such proportion as they may be entitled to participate in the earnings of the NAC at the time of dissolution.

      If, upon termination of this Agreement, the parties are unable to agree upon a distribution plan and its implementation, either party may petition for a court-appointed receiver to effect a dissolution of the NAC and distribution of its assets pursuant to Rule 66(h) of the Utah Rules of Civil Procedure. If a receiver is appointed, the parties hereto will stipulate that the provisions of this Agreement will be implemented by the receiver to the full extent permitted by law.

      14. NOTICES - All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by telecopier or sent by certified mail, return receipt requested, postage prepaid, or by a recognized air courier service as follows:

      If to DNPC to:
            Deseret News Publishing Company
            30 East First South
            Salt Lake City, Utah 84111
            Attention:   L. Glen Snarr, Chairman


      with a copy to
            Kirton & McConkie, P.C.
            Eagle Gate Tower
            60 East South Temple Street, Suite 1800
            Salt Lake City, Utah 84111
            Attention:   B. Lloyd Poelman

      If to K-T, LLC to:
            Kerns-Tribune, LLC
            c/o MediaNews Group, Inc.
            1560 Broadway, Suite 2100
            Denver, CO 80202
            Attention:   Joseph J. Lodovic, IV, President

      with a copy to
            Verner, Liipfert, Bernhard,
            McPherson and Hand, Chartered
            900 Fifteenth Street, N.W., Suite 700
            Washington, DC 20005
            Attention:   Howell E. Begle, Jr., Esq.

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

      15. CONFIDENTIALITY - Except as required by law, legal process, government regulators, or as reasonably necessary for performance of their obligations or enforcement of their rights under this Agreement, without the prior written consent of the other, the parties hereto will treat and hold as confidential all confidential information disclosed to or received by them relating to the business of the NAC, including all intellectual property rights, in each case excluding information that (a) at the time of disclosure or receipt is in the public domain or thereafter enters the public domain without any act or omission of receiving party, (b) was in possession of the receiving party before its disclosure hereunder, or (c) is obtained by the receiving party from a third party who does not thereby breach an obligation of confidence to either party to this Agreement and who discloses it in good faith.

      16. DEFINITION OF PARTIES - Any reference herein to Kerns-Tribune, LLC (K-T, LLC), to MediaNews Group, Inc. (MNG), or to either or both of them as a "party" or as "parties" to this Agreement, as such references relate to any covenants, performances and prohibitions set forth in this Agreement, shall include all entities and enterprises in which William Dean Singleton, members of his family and/or trusts for their benefit collectively own fifty percent (50%) or more, directly or indirectly of the ownership, and all such other entities and enterprises over which he otherwise is capable of exercising management control. Any reference herein to Deseret News Publishing Company as a party to this Agreement, as such references relate to any covenants, performances and prohibitions set forth in this Agreement, shall include all entities and enterprises in which Deseret Management Corporation or any other entity affiliated with The Church of Jesus Christ of Latter-day Saints owns fifty percent (50%) or more, directly or indirectly of the ownership and all such other entities and enterprises over which Deseret Management Corporation or any other entity affiliated with The Church of Jesus Christ of Latter-day Saints otherwise is capable of exercising management control.

      17. COUNTERPARTS - This Agreement may be executed in two or more counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

      18. GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as applied to transactions taking place wholly within Utah between Utah residents.

      19. NO THIRD PARTY BENEFICIARY - This Agreement is made solely for the benefit of the parties hereto and their lawful successors and assigns. No other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

      20. TAKE CORPORATE ACTION - Each of the parties hereto agrees to take all corporate action necessary to carry out and effectuate the intent, purposes and provisions of this Agreement and to cooperate with the other party in every reasonable way that will promote successful and lawful operation of this Agreement for both parties.

      21. SUCCESSORS AND ASSIGNS - Because of the special and fiduciary relationship created hereby, neither this Agreement nor any of the rights or obligations of either party thereto shall be assignable or delegable by either party without the written consent of the other, except for such lawful delegations as may previously have been made under the 1982 JOA pursuant to the July 31, 1997 Management Agreement entered into by K-T, LLC and Salt Lake Tribune Publishing Company, to the extent currently and hereafter enforceable by Salt Lake Tribune Publishing Company, but only for the current term thereof expiring July 31, 2002 (unless sooner terminated), and not for any extension thereof. Any authorized assignment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      22. EQUITABLE REMEDIES - Because of the special relationship perpetuated by this Agreement and because the parties hereto stipulate that an award of damages for breach of this Agreement will not provide an adequate remedy for such breach, the parties shall be entitled to specific performance of the terms of this Agreement and other appropriate equitable remedies.

      23. SEVERABILITY - If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, invalid, non-binding, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same illegal, invalid, non-binding, inoperative, or unenforceable to any extent whatever.

      24. NAC BINDING APPROVAL - The parties shall cause the NAC to approve and accept in writing all of the terms hereof applying to it, with duplicate original executed copies thereof delivered to each of the parties hereto.

      25. DEPARTMENT OF JUSTICE FILING - A copy of this Agreement, together with a copy of the 1952 Agreement and 1982 Amendment, shall be filed with the United States Department of Justice immediately following its execution by the parties hereto.

      26. ARBITRATION - If the parties are deadlocked with respect to a Reserved Matter and if the parties' dispute with respect to such Reserved Matter is not resolved by negotiation within ten (10) business days following written notice of the dispute delivered by either party to the other, either party shall have the right to refer the dispute to arbitration by giving notice to the other, which notice shall identify the dispute. During the first seven (7) days after such notice demanding arbitration the parties shall seek to nominate a mutually agreed upon arbitrator. If such an arbitrator is selected and engaged, he or she shall serve in accordance with these provisions. If within the said seven day period no mutually agreed arbitrator is selected and engaged, then the party requesting arbitration shall provide a copy of the notice and request for arbitration to the person serving at such time as President of the Newspaper Association of America ("NAA") or, if such person is interested in the dispute or is not independent of each of the parties, the most recent past president of the NAA who is not interested in the dispute and who is independent of each of the parties. The NAA President or past president receiving such notice ("Facilitator") shall, within fifteen (15) days after receipt of the notice, appoint either himself or herself, or such other person qualified as stipulated herein, to serve as arbitrator of the dispute ("Arbitrator"). The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association or such other rules as the Arbitrator in his or her sole discretion shall select (in either case, the "Rules"). The procedural laws of the Federal Arbitration Act shall apply to the arbitration to the extent not inconsistent with the Rules. The arbitrator appointed hereunder shall not be interested in the dispute, shall be independent of each of the parties, and shall be a professional with at least ten (10) years experience in the newspaper publishing industry at an executive level or otherwise a person of recognized competence or expertise in the field of newspaper publishing.

      The venue of the arbitration shall be in Salt Lake City, Utah. In arriving at a decision, the Arbitrator shall consider the pertinent fact and circumstances. Parties shall have the right to present documentary evidence and witnesses and to cross-examine witnesses. The Arbitrator shall issue his or her findings and conclusions in writing. The decision of the Arbitrator shall be final and binding upon the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Each party shall be responsible for payment of its own expenses and the parties shall equally share the fees and expenses of the Arbitrator. On request of any party, a transcript of the hearing shall be prepared and made available to the parties. Judgment on the decision of the Arbitrator may be entered in any court having jurisdiction thereof. Nothing in the Agreement shall preclude a party hereto from seeking equitable or other relief from a court of competent jurisdiction when such relief is unavailable pursuant to the Rules. The parties agree that any arbitration relating to a dispute hereunder shall be conducted and concluded as privately and expeditiously as possible, and the parties shall use their best efforts to that end.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed at Salt Lake City, Utah, the day and year FIRST above written.

                                         DESERET NEWS
ATTEST:                                  PUBLISHING COMPANY



/S/ RUSSELL J. GALLEGOS                  By:/S/ L. GLENN SNARR
----------------------------------          ----------------------------------
Russell J. Gallegos, Secretary              L. Glen Snarr, Chairman

                                         KEARNS-TRIBUNE, LLC
ATTEST:



By:/S/ PATRICIA ROBINSON                 By:/S/ JOSEPH J. LODOVIC, IV
   -------------------------------          -------------------------------
   Patricia Robinson, Secretary             Joseph J. Lodovic, IV, President


      Newspaper Agency Corporation hereby approves and accepts the foregoing Agreement and agrees to BE bound by terms and provisions thereof applicable to it.



                                         NEWSPAPER AGENCY CORPORATION
ATTEST:



By:/S/ PATRICIA ROBINSON                 By:/S/ WILLIAM DEAN SINGLETON
   -------------------------------          -------------------------------
   Patricia Robinson, Secretary             William Dean Singleton, Chairman